                                EXHIBIT 99.1

WorldHeart Announces Possible Delisting Action by NASDAQ

Oakland, CA – May 15, 2008: (NASDAQ: WHRT, TSX: WHT) – World Heart Corporation (the “Company”) today announced that, on May 12, 2008, it had received a NASDAQ Staff Determination Letter stating that the Company’s requests for continued listing on The NASDAQ Capital Market has been denied. The NASDAQ noted that the Company did not provide a definitive plan evidencing its ability to achieve near term compliance with the continued listing requirements or sustain such compliance over an extended period of time, as required by Marketplace Rule 4310(c)(4) (the “Minimum Bid Price Rule”) and Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2.5 million in stockholders’ equity or $35 million market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  Accordingly, unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on May 21, 2008, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”) which will remove the Company’s securities from listing and registration on The NASDAQ Stock Market.

The Company may appeal Staff’s determination to a NASDAQ Listing Qualifications Panel (the “Panel”), pursuant to the procedures set forth in the NASDAQ Marketplace Rule 4800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The request for a hearing, which may either be an oral hearing or a hearing based solely on written submissions, must be received by the Hearings Department no later than 4:00 P.M. Eastern Time on May 19, 2008. If the Company appeals, the Company must also address its failure to comply with the $1 million minimum market value requirement for its publicly held shares (“MVPHS”), as required by Marketplace Rule 4310(c)(7) for continued listing on the NASDAQ Capital Market. As of May 9, 2008, the MVPHS of the Company totaled $857,242.

If the Company does not appeal Staff’s determination to the Panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets”. The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared. Only a market maker, not the Company, may file a Form 211.

About World Heart Corporation

                WorldHeart is a developer of mechanical circulatory support systems. The Company is headquartered in Oakland, California, USA with additional facilities in Salt Lake City, Utah and Herkenbosch, Netherlands.  WorldHeart’s registered office is Ottawa, Ontario, Canada.

Any forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include any statements regarding the Company’s ability to regain compliance with the NASDAQ Capital Market listing requirements, as well as other statements that can be identified by the use of forward-looking language, such as “believes,” “feels,” “expects,” “may,” “will,” “should,” “seeks,” “plans,” “anticipates,” or “intends” or the negative of those terms, or by discussions of strategy or intentions. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including without limitation: the Company’s  immediate need for additional capital, risks in product development and market acceptance of and demand for the Company’s products; delisting from the NASDAQ Stock Market if compliance with the listing standards, including the Minimum Bid Price Rule and other minimum  standards, is not regained; and other risks detailed in the Corporation’s filings with the U.S. Securities and Exchange Commission, including without limitation its Annual Report on Form 10-KSB  for the year ended December 31, 2007.